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                                                                    Exhibit 10.3





                       PIEDMONT NATURAL GAS COMPANY, INC.

                       EXECUTIVE LONG TERM INCENTIVE PLAN




                            Effective March 1, 1986

                          As Amended February 27, 1987





                  Brooks, Pierce, McLendon, Humphrey & Leonard
                           Greensboro, North Carolina
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                       PIEDMONT NATURAL GAS COMPANY, INC.

                       EXECUTIVE LONG TERM INCENTIVE PLAN


         1.0   Purpose.   The purpose of the Piedmont Natural Gas Company, Inc.
Executive Long Term Incentive Plan (the "Plan") is to provide Executives of Piedmont Natural Gas Company, Inc. and its subsidiaries (the "Company") with incentive compensation conditioned upon the achievement of financial and other performance objectives, effective with performance cycles beginning in 1986.

         2.0   Awards.

         2.1 The Board of Directors (the "Board") of the Company may grant awards of units ("Units") in each of the years 1986 through 1996 in such amounts and to such of the eligible Executives as it may determine in its sole discretion (subject to the limitation in Section 4.0 below).

         Except as otherwise provided herein, awards will be distributed only after the end of a performance period ("Performance Period") of two or more years beginning with the year in which the awards are granted. The Performance Period is to be set by the Board for each year's awards.

         The percentage of the Units awarded under this Section 2.1 or credited pursuant to Section 6.0 that will be distributed to Executives shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided that the Board may adopt one or more performance categories or eliminate all performance categories other than financial performance. Financial performance shall be based on the consolidated results of the Company and it subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 10.1. Other performance categories adopted by the Board shall be based on measurements of performance as the Board shall deem appropriate; provided that the Board, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may determine that distribution of awards to persons employed shall be based on financial performance and other performance categories, if any.

         Distributions of the Units awarded will be based on financial performance with results from other performance categories applied as a factor, not exceeding one (1), against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Board for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units to be distributed.


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         No distributions of Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Board, is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Units to be distributed shall be conclusively determined by the Board.

         2.2 Persons granted awards under the Plan are called "Participants". The percentage of Units awarded which Participants become entitled to receive based on the levels of performance will be determined as soon as practicable after each Performance Period and are called "Retained Units".

         2.3 As soon as practical after determination of the number of Retained Units, such Retained Units shall be distributed in the form of a combination of shares and cash consisting of a number of the Company's common shares ("Shares") equal to sixty percent (60%) of the number of Retained Units and cash equal in value to forty percent (40%) of the number of Retained Units (determined in accordance with Section 8.6). The Units awarded but which Participants do not become entitled to receive shall be cancelled.

         2.4 Notwithstanding any other provision in the Plan, the Board, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may adopt rules pursuant to which Executives by virtue of hire, promotion or upgrade, or transfer from another company in which the Company has or had a direct or indirect ownership interest, or special individual circumstances, may be granted the total award of Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.

         3.0   Eligibility.

         3.1 Eligibility is extended to employees of the Company who are in active service at the time awards are granted and who are determined by the Board to be eligible for awards under the Plan. Employees are not rendered ineligible by reason of being a member of the Board of the Company. The Board may grant awards to employees on leave of absence and to employees absent on account of disability and receiving Sickness or Accident Disability Benefits who at the time such leave of absence or disability commenced would have been eligible, subject to such conditions, if any, as the Board may establish.

         4.0   Limitations.




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         4.1   The aggregate number of Units, including those Units credited pursuant to Section 6.0, which may be awarded to all Participants under this Plan in any year shall not exceed 1/2 of 1% of the total number of Shares outstanding at the time the Units are awarded. No award of Units to a Participant shall entitle the Participant to any right as a stockholder of the Company.

         5.0   Special Distribution Rules.

         5.1   Death.   In case of the death of a Participant prior to the end
of any Performance Period, whether before or after any event set forth in 5.2 below, the number of Units awarded to the Participant for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of death. The remaining Units, reduced in the discretion of the Board to the percentage indicated by the levels of performance achieved prior to the date of death, if any, shall be distributed within a reasonable time after death. All other Units awarded to the Participant for such Performance Period shall be cancelled.

         5.2 Retirement, Disability. If a Participant terminates employment prior to the end of any Performance Period under circumstances entitling the Participant to a pension or benefit under any of the following plans, the Units awarded under this Plan and not yet distributed shall be prorated to the end of the year in which such termination occurs and distributed at the end of the Performance Period based upon the Company's performance for such period. The plans referenced above include:

                 5.21 Normal or Early Retirement Benefits as specified in the Company's Defined Benefit Pension Plan; and

                 5.22 Pensions or benefits of a similar type substituted under any such plan or a plan substituted for, or supplementing, any such plan.

         Absence of a Participant prior to the end of any Performance Period under circumstances not outlined above and entitling the Participant to Sickness Allowance and/or Long Term Disability Benefits under the Company's plan, or to a benefit of a similar type substituted under or for or supplementing any such plan, or a benefit under a plan which the Company determines to be comparable, shall not affect Units previously granted under the Plan.

         5.3   Resignation, Leave of Absence, Other Termination.   In case of
any other termination of employment or any leave of absence of a Participant, prior to the end of any Performance Period, all Units awarded to the Participant with respect to any such Performance Period shall be immediately forfeited and cancelled.





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         5.4   Dismissal.   All Units awarded to a Participant and not
previously distributed shall be forfeited and cancelled if the Participant is discharged by the Company for cause or the Board determines that the Participant engaged in misconduct in connection with the Participant's employment with the Company. All Units awarded to a Participant and not previously distributed in accordance with the Plan shall be forfeited and cancelled in their entirety if the Participant, without the consent of the Company, and while employed by the Company or after termination of such employment and prior to distribution of all such Units, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent (5%) of any class of stock of, or acquires beneficial ownership of more than five percent (5%) of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity which in the Board's judgment competes directly or through any affiliate with the Company or any subsidiary in any of their lines of business. The provisions of this subsection 5.4 shall be effective with respect to each Participant to the extent not prohibited by applicable law.

         5.5   Promotion.   Upon promotion to a position or between positions
deemed by the Board to be in the eligible group, the Board may award to the Participant the total Units, or any portion thereof, which are associated with the new position for the current Performance Period.

         5.6   Demotion.   Notwithstanding any other provision of the Plan, the
Board may reduce or eliminate awards to a Participant who has been demoted, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be cancelled.

         6.0   Dividend Equivalent Units.   On each record date for dividends
on Shares, an amount equal to the dividend payable on one Share will be determined and credited (the "Dividend Equivalent Credit") on the payment date to each Participant's account for each Unit which has been awarded to the Participant and not distributed or cancelled. Such amount will be converted within the account to an additional number of Units equal to the number of Shares that could be purchased at Fair Market Value, as determined in the following sentence. Fair Market Value shall be the average of the daily high and low sale prices of Shares on the New York Stock Exchange ("NYSE") for the period of five trading days ending on such dividend payment date, or the period of five trading days immediately preceding such dividend payment date if the NYSE is closed on the dividend payment date. These Units will be treated for purposes of the Plan in the same manner as those Units granted pursuant to
Section 2.0.

         7.0   Adjustments.

         7.1 In the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders, spin-off to shareholders, significant disposition of assets or

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other similar corporate change, the Board shall be authorized to make such adjustments, if any, that it deems appropriate in the number or kind of Units which may thereafter be awarded, and the performance levels established under
Section 2.0 for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

         7.2 If an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 2.0 for that Performance Period, to avoid distortion in the operation of the Plan, the Board may make adjustments in such performance levels to preserve the incentive features of the Plan, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; weather conditions; or compliance with judicial decrees or other legal authorities.

         8.0   Other Conditions.

         8.1 No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible employees or Participants under the Plan. Awards under the Plan may not be assigned or alienated.

         8.2 Neither the Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company.

         8.3 The Company shall have the right to deduct from any distribution or payment in cash under the Plan, and the Participant or other person receiving Shares under the Plan shall be required to pay to the Company, any federal, state or local taxes required by law to be withheld with respect to such distribution or payment. The number of Shares to be distributed to any individual Participant may be reduced by the number of Shares equivalent in value to the cash necessary to pay any withholding tax where the cash to be distributed is not sufficient to pay such tax or the Participant may deliver to the corporation cash sufficient to pay such taxes.

         8.4 Any distribution of Shares may be delayed until the requirements of any applicable laws or regulations or any stock exchange requirements are satisfied. The Shares distributed under the Plan shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.



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         8.4A  Shares of stock will be issued as directed by the Board.  The
Fair Market Value will be the average of the high and low daily sale price on the NYSE on the valuation date, i.e., the first business day of November in the year of distribution. However, in the case of special distributions, the valuation date shall be the first business day of the month in which the Board determines the distribution.

         8.5 For the purpose of distribution of Units in cash the value of a Unit shall be the average of the daily high and low sale prices of the Shares on the New York Stock Exchange for the period of five trading days ending on the valuation date, or such other appropriate measurement of fair market value as shall be selected by the Board. The valuation date shall be the first business day of November in the year of distribution, except that in the case of special distributions the valuation date shall be the first business day of the month in which the Board determines the distribution.

         8.6 Notwithstanding any other provision of the Plan, no Dividend Equivalent Credits shall be made and no distributions of Units shall be made if at the time a Dividend Equivalent Credit or distribution would otherwise have been made:

                 8.61 The regular quarterly dividend on any outstanding common or preferred Shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding Shares,

                 8.62 The rate of dividends on Shares is lower than at the time the Units to which the Dividend Equivalent Credit relates were awarded, adjusted for any change of the type referred to in Section 7.0, or

                 8.63 Estimated consolidated net income of the Company for the twelve-month period preceding the month the Dividend Equivalent Credit or distribution would otherwise have been made is less than the sum of the amount of the Dividend Equivalent Credits and awards eligible for distribution under the Plan in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding preferred and common Shares of the Company.

                 8.64 The Dividend Equivalent Credit or distribution would result in a default in any agreement by which the Company is bound.

         8.7 In the event net income available under subsection 8.63 above for Dividend Equivalent Credits and awards eligible for distribution under the Plan is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (1) Dividend Equivalent Credits,
(2)  Units eligible for distribution under the Plan.



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         9.0   Designation of Beneficiaries.  A participant may designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the Participant under the Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Participant and delivered to the Company prior to the Participant's death. In case of the Participant's death, the amounts to be distributed to the Participant under the Plan with respect to which a designation of beneficiary has been made (to the extend it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability to anyone with respect to such amount.

         10.0   Plan Administration.

         10.1 The Board shall have full power to administer and interpret the Plan and to establish rules for its administration. The determination of financial performance achieved for any Performance Period may but need not be adjusted to reflect extraordinary financial items and adjustments or restatements of the financial statements, in the discretion of the Board making such determination. Any such determination shall not be affected by subsequent adjustments or restatements. The Board and any designated Committee of the Board in making any determination under the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and of counsel, public accountants and other professional or expert persons.

         10.2 The selection of Participants and granting of awards to eligible employees who are directors or officers of the Company and all other determinations or actions required or permitted to be made by the Board shall be made by such Board, provided that a majority of the Board and a majority of the directors acting in the matter are "disinterested persons" as defined in Rules 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, or by a committee of three or more directors who are such disinterested persons designated by the Board.

         10.3 The Plan shall be governed by the laws of the State or North Carolina and applicable Federal Law.

         11.0   Claims and Appeals.   Any claim under the Plan by a Participant
or anyone claiming through a Participant shall be presented to the Incentive Compensation Committee of the Board in the case of Participants employed by the


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Company.  Any person whose claim under the Plan has been denied may, within 60 days after receipt of notice of denial, submit to the Board a written request for review of the decision denying the claim. The Board or the Incentive Compensation Committee of the Board shall determine conclusively for all parties all questions arising in the administration of the Plan.

         12.0 Modification or Termination of Plan. No award may be granted under the Plan after February 28, 1996. The Board may modify or terminate the Plan at any earlier time, provided that no modification shall adversely affect the rights of the Participants with respect to awards previously granted under the Plan and upon termination, the Plan shall continue to apply with respect to awards previously granted. Any such modification shall be effective at such date as the Board may determine. Without the approval or ratification of the holders of the Shares, no modification shall materially increase the benefits accruing to Participants under the Plan, materially increase the number of Units which may be issued under the Plan, or materially modify the requirements for eligibility for participation in the Plan.

         The Vice President-General Services of the Company (or any successor to that Officer's responsibilities) with the approval of the General Counsel of the Company (or any successor to that Officer's responsibilities) shall be authorized to make minor or administrative changes to the Plan or changes to comply with government regulations. A modification may affect Participants in the Plan at the time as well as future Participants. Notwithstanding any other provision in the Plan, the Board, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may authorize the proration or early distribution, or a combination thereof, of Units previously awarded at any time under the Plan to any Participant in the case of termination of the Plan or withdrawal from the Plan.

         13.0 Approval and Effective Date. The effective date of this Plan shall be the first day of March, 1986, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve this Plan within twelve (12) months before or after such effective date. If such shareholder approval comes after such effective date, any Units granted under this Plan before the date of such approval automatically shall be deemed to be granted subject to such approval.





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                      PIEDMONT NATURAL GAS COMPANY, INC.

                            Certified Resolutions

                      Executive Long-Term Incentive Plan
                               December 3, 1993

- --------------------------------------------------------------------------------

                     FURTHER RESOLVED, That the Executive Long-Term
            Incentive Plan be revised to provide that shares earned be distributed over a three-year period following the successful completion of each performance cycle, with one-third being distributed during each of the three years, and with dividend equivalent payments continuing on any undistributed units, and

                     FURTHER RESOLVED, That the Executive Long-Term
            Incentive Plan be further revised to provide that the remaining balance of any earned but undistributed performance award shall become payable in full upon retirement at age 65,

                      ---------------------------------

         I, Martin C. Ruegsegger, do hereby certify, that I am Secretary of Piedmont Natural Gas Company, Inc., a company duly organized and existing under the laws of the State of North Carolina; that the above is a true and correct copy of resolutions adopted by the Directors of said company at a meeting held December 3, 1993 at which a quorum was present; and that such resolutions have not been rescinded or modified.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said company, this 9th day of January, 1995.


                                               /s/ Martin C. Ruegsegger
                                               -----------------------------
                                               Martin C. Ruegsegger
                                               Secretary


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                       PIEDMONT NATURAL GAS COMPANY, INC.

                             Certified Resolutions

                       Executive Long-Term Incentive Plan
                                December 2, 1994


- --------------------------------------------------------------------------------


                       FURTHER RESOLVED, That the Executive Long-Term
               Incentive Plan be revised to provide that award units earned be distributed as fifty percent stock and fifty percent cash, with participants retaining the option to elect a greater percent distribution in stock;

                      ---------------------------------

         I, Martin C. Ruegsegger, do hereby certify, that I am Secretary of Piedmont Natural Gas Company, Inc., a company duly organized and existing under the laws of the State of North Carolina; that the above is a true and correct copy of resolutions adopted by the Directors of said company at a meeting held December 2, 1994 at which a quorum was present; and that such resolutions have not been rescinded or modified.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said company, this 9th day of January, 1995.


                                                 /s/ Martin C. Ruegsegger
                                                 ------------------------------
                                                 Martin C. Ruegsegger
                                                 Secretary